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[PARK OHIO CORPORATION LOGO]

                                  EXHIBIT 99


FOR IMMEDIATE RELEASE     CONTACT:  EDWARD F. CRAWFORD
                                    PARK-OHIO INDUSTRIES, INC.
                                    (216)991-9700




  CLEVELAND, OHIO, APRIL 4, 1995 -- Park-Ohio Industries, Inc. (NASDAQ: PKOH) announced that the merger with RB&W Corporation was effective March 31, 1995. Letters of transmittal will be sent in the second week of April to exchange each outstanding share of RB&W common stock for $4.45 in cash and .33394 of a share of Park-Ohio common stock. Unexchanged holders of RB&W common stock, as of the April 12, 1995 record date, will be allowed to vote at Park-Ohio's annual meeting scheduled for May 25, 1995.

  Park-Ohio Industries, Inc., headquartered in Cleveland, Ohio, is a diversified manufacturer organized into three business groups:

  - The Container Products Group manufactures plastic containers for the food products, industrial coatings and building products industries.

  - The Transportation Group manufactures industrial products for the airline, automotive, locomotive and trucking industries.

  - The Consumer Products Group manufactures and distributes molded plastic, wood products and metal indoor and outdoor products for the housewares, hardware and lawn and garden industries.

  The Company's stock is traded on the NASDAQ National Market System.

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 20600 Chagrin Blvd. * Cleveland, Ohio 44122 * 216-991-9700 / Fax 216-991-9316